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Exhibit 99.1

Financial Statement Schedule

Valuation and qualifying accounts.

YEAR ENDED DECEMBER 31, 2006

		Column C—Additions
	Column B— Balance at beginning of period				Column E— Balance at end of period
Column A—Description		(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D— Deductions
Allowance for doubtful accounts	$—	$75,000	$—	$—	$75,000

YEAR ENDED DECEMBER 31, 2007

		Column C—Additions
	Column B— Balance at beginning of period				Column E— Balance at end of period
Column A—Description		(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D— Deductions
Allowance for doubtful accounts	$75,000	$83,000	$—	$8,000	$150,000

YEAR ENDED DECEMBER 31, 2008

		Column C—Additions
	Column B— Balance at beginning of period				Column E— Balance at end of period
Column A—Description		(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D— Deductions
Allowance for doubtful accounts	$150,000	$494,000	$—	$205,000	$439,000

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Financial Statement Schedule